EXHIBIT 31.2(a)

CERTIFICATION PURSUANT TO RULE 13a-14(a)/Rule 15d-14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Glenn L. Purple, Chief Financial Officer of EDAC Technologies Corporation, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of EDAC Technologies Corporation for the fiscal year ended December 29, 2012; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2013	/s/ Glenn L. Purple
Glenn L. Purple
Chief Financial Officer